Exhibit 99.(a)(1)(D)

Form of Eligible Option Information Sheet

Name:
Steps to properly complete this Eligible Option Information Sheet:	Step 1: Check the box for the eligible option grant you want to exchange.
Step 2: Sign the appropriate election where indicated.
Step 3: Return along with your Election Form to Laurie Harrison no later than 4:00 p.m., Eastern Time, on January 21, 2009.

If you elect to participate in the exchange offer, this sheet must be properly completed, signed and submitted with your Election Form no later than 4:00 p.m., Eastern Time, on January 21, 2009. If this sheet is not properly completed, signed and submitted with your Election Form, your Election Form will be rejected.

					Number of Options Vested (2)								CHECK THE BOX BELOW
Type of Option	Option Grant Date	Option Grant Expiration Date	Option Exercise Price	Options Eligible for Exchange (1)	As of Jan. 21, 2009	Within 12 Months of January 21, 2009	As of New Option Grant Date	Hypothetical Examples of the Number of New Options that May Be Granted At Various Assumed Exercise Prices of: (3) (4)					IF YOU WANT TO EXCHANGE THE GRANT (4)
			(in US Dollars)	(as of January 21, 2009)			(if tendered)	US $7.50	US $8.00	US $8.50	US $9.00	US $10.00
			$				0						☐
			$				0						☐
			$				0						☐
			$				0						☐
			$				0						☐
			$				0						☐

TO INDICATE YOUR ELECTION, SIGN ON THE APPROPRIATE SIGNATURE LINE BELOW.	Signature

I elect to exchange ALL of my eligible options

I do not want to exchange ANY of my eligible options

I elect to exchange ONLY the eligible options checked in the boxes above

(1)

Only options with exercise prices equal to the higher of $12.00 or the closing price of EnerNOC’s common stock as reported on Nasdaq on the expiration date of the exchange offer will be exchanged. This information sheet lists only your options with exercise prices greater than $12.00. Each option you elect to tender for exchange must be tendered in whole. If you would like to review all of the options granted to you by EnerNOC, please login and review your Solium Capital account at www.solium.com. If you encounter problems while gaining access to the website, please contact Solium Capital at 1-877-380-7793 for assistance.

(2)

Each new option grant will have the same vesting schedule as the tendered eligible option grant, except that the vesting schedule for any options that are already vested or that will vest within 12 months of the new option grant date will be reset and those options will vest upon the 12-month anniversary of the new option grant date.

(3)

The number of new options shown in the table are hypothetical examples only and are based on assumptions made as of the date hereof, including an assumed closing price of our common stock on the date of exchange, which has been used to determine the exercise price. The actual number of new options granted in exchange for tendered eligible options will be determined based upon The Nasdaq Global Market, or Nasdaq, closing price of our common stock on the expiration date of the exchange offer. The number of shares to be issued in the new options granted will be rounded down to the nearest whole number on a grant-by-grant basis. Adjustments to any of the assumptions used to calculate the information in the above table will result in a change to the number of new options that may be granted under this exchange offer. As a result, the number of new options set forth in the table does not represent the actual number of new options that you would receive in the exchange offer.

(4)

The exercise price per share for your new option grant will be equal to: (i) if you are an employee and not an executive officer or director of the Company, the closing price of EnerNOC’s common stock as reported on Nasdaq on the expiration date of the exchange offer; (ii) if you are an executive officer who is not also a director of the Company, 33% above the closing price of EnerNOC’s common stock as reported on Nasdaq on the expiration date of the exchange offer; or (iii) if you are a director of the Company, 50% above the closing price of EnerNOC’s common stock as reported on Nasdaq on the expiration date of the exchange offer. Your new option grant will have a term of five years from the new grant date.